Exhibit 4

AMENDED AND RESTATED JOINT FILING AGREEMENT

This Amended and Restated Joint Filing Agreement amends and restates in its entirety the Joint Filing Agreement among certain of the parties hereto dated August 16, 2021.

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of January 12, 2024, that only one statement containing the information required by Schedule 13D, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of common stock of Superior Industries International, Inc., a Delaware corporation, and such statement to which this Amended and Restated Joint Filing Agreement is attached as Exhibit 4 is filed on behalf of each of the undersigned.

MILL ROAD CAPITAL III, L.P.

By:	Mill Road Capital III GP LLC,
its General Partner

By:	/s/ Thomas E. Lynch
Thomas E. Lynch
Management Committee Director

MILL ROAD CAPITAL III GP LLC

By:	/s/ Thomas E. Lynch
Thomas E. Lynch
Management Committee Director

THOMAS E. LYNCH

/s/ Thomas E. Lynch
Thomas E. Lynch

DEVEN PETITO

/s/ Deven Petito
Deven Petito